UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2007
___________

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated

On June 26, 2007, at the 2007 Annual Meeting of Shareholders of CarMax, Inc. (the “Company”), the Company’s shareholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated (the “Bonus Plan”).  The Bonus Plan is a performance-based incentive bonus plan under which our executive officers are eligible to receive bonus payments when certain performance objectives are satisfied. The Bonus Plan is intended to provide an incentive for superior work, to motivate covered executives toward even higher achievement, to align their goals and interests with those of our shareholders and to enable us to attract and retain a highly qualified management team.  Shareholder approval of the Bonus Plan  preserved the Company’s federal income tax deduction under Section 162(m) of the Internal Revenue Code for performance awards made under the Bonus Plan.  Additionally, shareholders approved a more expansive definition of the term “Performance Criteria,” which will provide greater flexibility to the Company’s Compensation and Personnel Committee (the “Committee”) in selecting the relevant performance criteria used to evaluate and compensate Bonus Plan participants.

The description of the amendments to the Bonus Plan herein is a summary of the amendments and does not purport to be complete, and is qualified in its entirety by reference to the Bonus Plan, which is filed herewith as Exhibit 10.1 and is hereby incorporated by reference into this Item 5.02.

Benefit Restoration Plan, as amended and restated

On June 25, 2007, the Committee recommended and the Board approved the CarMax, Inc. Benefit Restoration Plan, as amended and restated effective as of January 1, 2008 (the “BRP”).  The purpose of the BRP is to provide deferred compensation for certain key employees of the Company who are expected to contribute significantly to the growth of the Company.  The amendments (the “409A Amendments”) were made in response to the adoption of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  Specifically, the 409A Amendments: (i) require that certain benefit payments made to BRP participants be delayed for six months; (ii) require that BRP participants make an affirmative election as to the form of their respective benefits in 2007 or within the first 30 days of the plan year following the year that the individual becomes a plan participant; (iii) remove the Company’s discretionary right to make certain benefit payments in a lump sum form; and (iv) “grandfather” benefits earned and vested prior to January 1, 2005, which benefits are not subject to Code Section 409A.

The description of the amendments to the BRP herein is a summary of the amendments and does not purport to be complete, and is qualified in its entirety by reference to the BRP, which is filed herewith as Exhibit 10.2 and is hereby incorporated by reference into this Item 5.02.

Item 5.03.
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2007, the Board approved an amendment, effective June 26, 2007,  to Section 2.2 of the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendment decreases the number of directors serving on the Board from thirteen (13) to twelve (12).  The full text of the Bylaws, as amended and restated June 26, 2007, is attached hereto as Exhibit 3.1 and is incorporated by reference herein into this Item 5.03.

Item 8.01.	Other Events.

On June 26, 2007, the Company held its 2007 Annual Meeting of Shareholders. The following actions were taken:

1.           The shareholders re-elected Keith D. Browning, James F. Clingman, Jr., Hugh G. Robinson and Thomas G. Stemberg to the Board, each for a three-year term expiring at the 2010 Annual Meeting of Shareholders pursuant to the vote set forth below.  In addition, the shareholders elected first-time nominees Thomas J. Folliard and Edgar H. Grubb to the Board, each for a one-year term expiring at the 2008 Annual Meeting of Shareholders pursuant to the vote set forth below.

Director	Shares Voted For	Shares with Votes Withheld
Keith D. Browning	188,289,037	6,125,718
James F. Clingman, Jr.	192,774,208	1,640,547
Hugh G. Robinson	193,758,399	656,356
Thomas G. Stemberg	192,784,927	1,629,828
Thomas J. Folliard	193,797,042	617,713
Edgar H. Grubb	193,794,504	620,251

2.           The shareholders ratified the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2008 by a vote of 193,406,172 shares for, 882,544 shares against, and 126,039 shares abstaining.

3.           The shareholders voted to approve the Bonus Plan by a vote of 161,870,952 shares for, 2,348,226 shares against, and 738,258 shares abstaining. There were 29,457,319 broker non-votes on this matter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description of Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated June 26, 2007
10.1	CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated June 26, 2007
10.2	CarMax, Inc. Benefit Restoration Plan, as amended and restated effective as of January 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

By: /s/ Keith D. Browning
Keith D. Browning
Executive Vice President
Dated: June 29, 2007	and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1	CarMax, Inc. Bylaws, as amended and restated June 26, 2007
10.1	CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated June 26, 2007
10.2	CarMax, Inc. Benefit Restoration Plan, as amended and restated effective as of January 1, 2008